Exhibit 10.2

GTC BIOTHERAPEUTICS, INC.

DECEMBER 2008 RETENTION PLAN

1. Purpose. This GTC Biotherapeutics, Inc. December 2008 Retention Plan (this “Plan”) has been established by GTC Biotherapeutics, Inc. for key employees of the Company designated to be Participants under this Plan. The purpose of this Plan is to provide further incentive to Participants to remain in the employ of the Company. This Plan is designed to use specific Awards of Options under the Company’s 2002 Equity Incentive Plan (the “Equity Plan”).

2. Definitions. All terms not otherwise defined in this Plan shall have the meanings ascribed to them under the Equity Plan. In addition, for purposes of this Plan:

(a) “Cause” shall have the meaning given to such term in any employment or severance agreement between the Company and the Participant in effect at the time of the termination of employment. In the event no such agreement is in effect, “Cause” means (i) the Participant’s breach of any material duty or obligation to the Company after written notice of such breach has been given to the Participant by the Board or Chief Executive Officer of the Company and such breach shall have continued for thirty (30) days after receipt of such notice, or (ii) intentional or grossly negligent conduct that is materially injurious to the Company, or (iii) intentional failure to follow the reasonable directions of the Board of Directors or Chief Executive Officer after written notice of such failure has been given to the Participant and such failure shall have continued for thirty (30) days after receipt of such notice.

(b) “Effective Date” means December 10, 2008 or such later date on or before the date of the 2009 annual meeting of shareholders of the Company that the shareholders of the Company approve an increase of at least 2,000,000 in the number of shares reserved for Awards under the Equity Plan (“Shareholder Approval”).

(c) “Participant” means an employee of the Company who participates in this Plan in accordance with Section 4 hereof. The employees of the Company eligible to participate in this Plan will be those who as of the Effective Date hold the title of President, Senior Vice President, Vice President, Senior Director, Director or Associate Director, or are otherwise designated by the Committee.

3. Administration.

(a) This Plan shall be administered by the Committee, which shall have complete authority to determine who shall participate herein and the amount of all Awards granted to Participants, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of this Plan.

(b) The Committee is authorized, on behalf of this Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under this Plan. All reasonable expenses thereof shall be borne by the Company.

(c) All decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected in respect of any such action, determination or interpretation.

(d) The Committee may delegate any of its duties hereunder to such person or persons as it may designate from time to time.

4. Participation. The Committee shall, in its sole discretion, select the employees of the Company who shall participate in this Plan. As a condition to participation in this Plan, each such employee shall execute a document, in such form as the Committee may require, acknowledging his or her participation in this Plan.

5. Retention Option Awards The Company shall make Awards of Options pursuant to the 2002 Equity Incentive Plan to each Participant in an amount determined by the Committee for the Participant. The Options will have an exercise price per share equal to the higher of (A) $0.31 or (B) the closing price (namely the last sale price during regular trading hours as reported by Nasdaq to news publications as the “closing price”) of the Company’s Common Stock on the Nasdaq Global Market on the effective date of Shareholder Approval. The Stock Options shall be awarded on the later of the Effective Date or the date of the Award. The Options awarded hereunder to each participant shall become exercisable (a) as to 50% of the option shares on September 30, 2009, and (b) as to 50% of the option shares on June 30, 2010, so long as with respect to each percentage of the Option Shares the Participant is still employed by the Company on the date it is to become exercisable; provided, however, that in the event the Company terminates the Participant’s employment without Cause prior to either such date, all Options awarded to the Participant under this Plan shall become fully exercisable on the date of the Participant’s termination of employment. In addition, all Options awarded to each Participant under this Plan shall become fully exercisable upon a change in control of the Company (other than pursuant to the convertible note and warrants to be issued to LFB Biotechnologies S.A.S.U. pursuant to its agreement with the Company dated as of October 31, 2008). The other terms and conditions of the Option Awards shall be set forth in the form of Incentive Stock Option Certificate or Non-statutory Stock Option Certificate, as the case may be, approved by the Committee and issued by the Company for use under this Plan.

6. General Provisions.

(a) Compliance with Legal Requirements. This Plan and the obligations of the Company under this Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) Nontransferability. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan.

(c) No Right to Continued Employment. No person shall have any claim or right to be granted a Stock Option Award . Neither the adoption, maintenance, nor operation of this Plan nor any retention incentive award hereunder shall confer upon any employee of the Company any right with respect to the continuance of his/ her employment by or other service with the Company nor shall they interfere with the rights of the Company to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company.

(d) Effect on Other Benefits. Amounts paid or payable hereunder shall not be treated as compensation for purposes of determining benefit amounts or accruals under any employee pension or benefit plan, program or arrangement maintained by the Company.

(e) Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

(f) Successors. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and any successor to the Company.

(g) Construction. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be used in the construction of this Plan.

(h) Amendment, Termination and Duration of this Plan. The Committee may at any time and from time to time alter, amend, suspend, or terminate this Plan in whole or in part.

(i) Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof.

Effective as of December 10, 2008